UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

Pandora Media, Inc. (the "Company" or "Pandora") today announced the appointment of Naveen Chopra as the Company’s chief financial officer, effective February 28, 2017. Prior to joining Pandora, Mr. Chopra, age 43, served as the interim chief executive officer and chief financial officer at TiVo, Inc., the company that invented the digital video recorder and went on to become a leading provider of software and services that enable modern-day time shifted, on-demand, and streaming video. Mr. Chopra served as Interim CEO and CFO from January 2016 until TiVo was acquired by Rovi Corporation in September 2016. From 2012 to 2016, Mr. Chopra served as chief financial officer and senior vice president, corporate development and strategy at TiVo, where he was responsible for overseeing TiVo’s accounting and financial reporting, planning, tax, treasury, mergers and acquisitions, business development, and strategy functions. Mr. Chopra joined TiVo in 2003 as director, business development, and later served as vice president, business development, before being promoted to senior vice president, corporate development and strategy. Since July 2014, Mr. Chopra has served on the board of directors of Vonage Holdings Corp., where he is a member of its audit committee and compensation committee. He holds bachelor degrees in computer science and economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

There are no family relationships existing between Mr. Chopra and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Chopra or any member of his immediate families had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Chopra and any other persons pursuant to which Mr. Chopra is appointed to such position.

Pursuant to the terms of Mr. Chopra's at-will offer letter with the Company (the "Offer Letter"), he will receive an annual base salary of $470,000. He will be eligible to receive a one-time retention bonus of $200,000, of which $100,000 shall be paid within 30 days following his start date and the remaining $100,000 of which shall be paid within 30 days following the six-month anniversary of his start date. The retention bonus is subject to repayment if Mr. Chopra resigns without Good Reason (as defined in the Offer Letter) or if he is terminated by the Company for Cause (as defined in the Offer Letter) within one year of his start date. Mr. Chopra will be eligible for a target bonus equal to 60% of his base salary under the Company’s Corporate Incentive Plan for 2017. His offer letter also provides for the grant of 436,138 restricted stock units with a four-year service-based vesting period and the grant of an option to purchase a number of shares of Company common stock to be determined by dividing $1,400,000 by the Black-Scholes value-per-share of an option to purchase Company common stock, with an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. Mr. Chopra will be eligible to receive severance benefits under the Company’s Restated Severance Policy described below. The Company has also entered into its standard form indemnification agreement with Mr. Chopra.

In connection with the naming of his successor, Michael Herring stepped down as the Company's chief financial officer, effective February 28, 2017, and will continue in his role as the Company's president.

Amendment to the Company's Executive Severance and Change of Control Policy

On February 23, 2017, the Compensation Committee of the Board of Directors of Pandora adopted an amendment and restatement of the Pandora Media, Inc. Executive Severance and Change of Control Policy (the "Restated Severance Policy"). Among other changes, the Restated Severance Policy provides for (i) the payment of a full-year target bonus (rather than a target bonus pro-rated to the termination date) to an eligible officer in the event the executive's employment terminates in connection with a Change of Control Termination (as defined in the Restated Severance Policy) and (ii) the chief financial officer, in addition to the chief executive officer, to be eligible for severance in the event of voluntary termination for "Good Reason" (as defined in the Restated Severance Policy). The Restated Severance Policy also revises the definitions of certain terms and provides that any separate severance agreements with individual officers will supersede certain provisions of the Restated Severance Policy.

The foregoing summary of the Restated Severance Policy and the Offer Letter do not purport to be complete and are subject to, and qualified in their entirety by, (i) reference to the Restated Severance Policy which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and (ii) the full text of the Offer Letter which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2017.

Item  7.01                 Regulation FD Disclosure.

On February 27, 2017, the Company issued a press release announcing the appointment of Mr. Chopra as the Company’s chief financial officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

10.1†	Amended and Restated Executive Severance and Change of Control Policy
99.1	Press Release dated February 27, 2017

† Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: February 27, 2017	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1†	Amended and Restated Executive Severance and Change of Control Policy
99.1	Press Release dated February 27, 2017

† Indicates management contract or compensatory plan.